UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2026

CORMEDIX INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

(Address of Principal Executive Offices) (Zip Code)

(908) 517-9500

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CRMD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2026, CorMedix Inc. (the “Company”) issued a press release announcing its preliminary financial results for the quarter and year ended December 31, 2025. The preliminary results are subject to the completion of audit and accounting procedures and are therefore subject to adjustment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2026, the Company entered into an amended and restated executive employment agreement (the “A&R Employment Agreement”) with Joseph Todisco, the Company’s Chief Executive Officer. Pursuant to the A&R Employment Agreement, Mr. Todisco will continue to serve as the Company’s Chief Executive Officer and will also serve as the Chairman of the Company’s board of directors (the “Board”). Mr. Todisco’s appointment as Chairman of the Board, effective January 8, 2026, was approved by the Board on January 5, 2026.

Pursuant to the A&R Employment Agreement, Mr. Todisco’s annual base salary increased from $665,000 to $750,000 effective as of January 1, 2026 and his target annual bonus opportunity increased from 65% to 75% of his base salary, beginning with the Company’s 2026 fiscal year, with the actual amount of any annual bonus to be determined based on achievement of Company and individual objectives set by the Board (or its compensation committee) after consultation with Mr. Todisco. Mr. Todisco will also be eligible to receive grants pursuant to the Company’s 2019 Omnibus Stock Incentive Plan or any successor thereto (the “Equity Plan”) from time to time as determined by the Board (or its compensation committee).

Upon a termination of Mr. Todisco’s employment by the Company other than for Cause (as defined in the A&R Employment Agreement) (other than as a result of death or disability) or by him for Good Reason (as defined in the A&R Employment Agreement), and subject to Mr. Todisco’s execution and non-revocation of a customary release of claims, Mr. Todisco will be entitled to the following severance benefits: (i) continuation of base salary for 18 months (or, if such termination occurs within 24 months following a Corporate Transaction (as defined in the Equity Plan), 200% of the sum of base salary and target bonus, paid over 24 months), (ii) payment of a prorated annual bonus for the year of termination based on the actual achievement of the specified bonus objectives, (iii) subsidized COBRA premiums for up to 18 months (or, if such termination occurs within 24 months following a Corporate Transaction, for up to 24 months), (iv) acceleration of unvested equity awards scheduled to vest on or before the next succeeding anniversary of the date of his termination, provided that performance-based awards will not accelerate unless and until their performance conditions are satisfied (or, if such termination occurs within 24 months following a Corporate Transaction, full acceleration of all unvested equity awards), and (v) any then-unpaid bonus in respect of service during the year preceding the year of termination.

The A&R Employment Agreement also contains customary confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during employment and for a period of 18 months following any termination of employment.

The foregoing description of the A&R Employment Agreement is qualified in its entirety by reference to the full text of the A&R Employment Agreement, a copy of which will be filed with Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 8.01 Other Events.

On January 8, 2026 the Company issued a press release announcing updates to its Board and leadership team.

A copy of this press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by CorMedix Inc., dated January 8, 2026.
99.2	Press Release issued by CorMedix Inc., dated January 8, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2026	CORMEDIX INC.

	By:	/s/ Joseph Todisco
Joseph Todisco
Chief Executive Officer